GCP Applied Technologies Reports Second Quarter 2021
Financial and Operating Results

Cambridge, MA - August 5, 2021 - GCP Applied Technologies Inc. (NYSE: GCP) (GCP or the Company), a leading global provider of construction products, today announced financial and operating results for the second quarter 2021.

Second Quarter 2021 Highlights

•Net sales of $253.4 million, an increase of 29.7%
•Selling, general and administrative expenses of $64.2 million, a decrease of 2.7%
•Income from continuing operations attributable to GCP shareholders of $10.4 million
•Adjusted EBIT* of $26.9 million, an increase of 92.1%
•Adjusted EPS* of $0.22

For the three months ended June 30, 2021, GCP reported net sales of $253.4 million compared with $195.4 million in the prior year quarter. Net Sales Constant Currency* were $244.8 million versus $195.4 million, an increase of 25.3% over the prior year quarter. Income (loss) from continuing operations attributable to GCP shareholders was $10.4 million compared with $(0.7) million in the second quarter of 2020, while Adjusted EBIT* was $26.9 million, an increase of 92.1% versus prior year quarter. Adjusted EBITDA* totaled $38.0 million, an increase of 47.9% over the prior year quarter. Diluted earnings (loss) per share from continuing operations attributable to GCP shareholders was $0.14 compared with $(0.01) in the second quarter of 2020, while Adjusted EPS* was $0.22 compared with $0.10 in the prior year quarter.

"We are very pleased with our second quarter 2021 results, delivering our best first half year performance since 2018. These results were achieved through the hard work of all of our employees, who have kept their focus on meeting customers' needs despite significant disruptions in the supply chain", commented Simon Bates, GCP’s President and Chief Executive Officer. "During the second quarter we saw increased construction activity, driving revenue growth in all regions, with the Specialty Building Materials segment, up 32.2% and our Specialty Construction Chemicals segment, up 20.5% for the quarter on a constant currency basis compared with 2020."

"In the quarter we had Adjusted EBITDA margin expansion of 180 basis points to 15%, our best second quarter margin performance since 2017, despite a significant increase in the costs of raw materials and transportation. Our biggest headwinds in the second half of the year are continued global supply chain disruptions and increases in the cost of raw materials and transportation. We have announced price increases in all regions to offset these impacts and have an extensive global program which is driving productivity improvements. However inflation continues to move ahead of our mitigating actions and we expect margin compression in the second half of the year."

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Total GCP Applied Technologies
($ Millions)

	2Q 2021	2Q 2020	% Change
Net sales	$253.4	$195.4	29.7%
Net Sales Constant Currency*	$244.8	$195.4	25.3%
Gross margin	36.7%	39.6%	(290) bps
Income (loss) from continuing operations attributable to GCP shareholders	$10.4	$(0.7)	NM
Income (loss) from continuing operations attributable to GCP shareholders as a percentage of net sales	4.1%	(0.4)%	450 bps
Diluted EPS from continuing operations attributable to GCP shareholders	$0.14	$(0.01)	NM
Adjusted EPS*	$0.22	$0.10	NM
Adjusted EBIT*	$26.9	$14.0	92.1%
Adjusted EBIT Margin*	10.6%	7.2%	340 bps
Adjusted EBITDA*	$38.0	$25.7	47.9%
Adjusted EBITDA Margin*	15.0%	13.2%	180 bps

Second Quarter 2021 Financial Update

•Net sales were $253.4 million, an increase of 29.7% compared with the prior year quarter primarily attributable to higher sales volumes and favorable impact of foreign currency translation.
•Gross margin of 36.7%, a decrease of 290 basis points compared with the prior year quarter, was primarily due to higher raw material and logistics costs, partially offset by improved operational productivity and the favorable impact of higher volumes and price.
•Selling, general and administrative costs of $64.2 million, a decrease of 2.7% compared with the prior year quarter, was primarily due to shareholder activism and other related costs incurred during the prior year quarter and lower employee-related costs resulting from restructuring programs. These favorable impacts were partially offset by higher employee incentive compensation costs in-line with positive results and higher facility costs related to the Cambridge, MA corporate headquarters.
•Income from continuing operations attributable to GCP shareholders was $10.4 million compared to a loss from continuing operations of $0.7 million in the prior year quarter. The increase was primarily attributable to higher gross profit, partially offset by higher restructuring costs.
•Adjusted EBIT* of $26.9 million, an increase of 92.1% compared with the prior year quarter, was primarily due to higher Specialty Construction Chemical ("SCC") and higher Specialty Building Material ("SBM") operating income. Adjusted EBIT Margin* increased by 340 basis points to 10.6% compared with the prior year quarter.
•Adjusted EBITDA* was $38.0 million, an increase of 47.9% compared with the prior year quarter. Adjusted EBITDA Margin* increased by 180 basis points to 15.0% compared with the prior year quarter. The increase was due to higher Adjusted EBIT*.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Second Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	2Q 2021	2Q 2020	% Change
Net sales	$144.6	$115.9	24.8%
Net Sales Constant Currency*	$139.7	$115.9	20.5%
Gross margin	36.1%	39.4%	(330) bps
Segment operating income	$15.3	$10.0	53.0%
Segment operating margin	10.6%	8.6%	200 bps

•Net sales were $144.6 million, an increase of 24.8% compared with the prior year quarter due to higher sales volumes and the favorable impact of foreign currency translation.
•Gross margin decreased 330 basis points to 36.1% compared with the prior year quarter primarily due to higher raw material costs, partially offset by improved operational productivity.
•Segment operating margin increased 200 basis points compared with the prior year quarter primarily due to higher sales volumes positively impacting operating leverage, partially offset by lower gross margin.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Specialty Building Materials
($ Millions)

	2Q 2021	2Q 2020	% Change
Net sales	$108.8	$79.5	36.9%
Net Sales Constant Currency*	$105.1	$79.5	32.2%
Gross margin	38.1%	40.5%	(240) bps
Segment operating income	$19.9	$11.6	71.6%
Segment operating margin	18.3%	14.6%	370 bps

•Net sales were $108.8 million, an increase of 36.9%, compared with the prior-year quarter primarily due to higher sales volumes in all regions, as well as the favorable impact of foreign currency translation.
•Gross margin decreased 240 basis points to 38.1% from the prior year quarter primarily due to higher raw material costs.
•Segment operating margin increased 370 basis points compared with the prior year quarter primarily due to higher sales volumes resulting in improved operating leverage.
*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Capital Allocation and Liquidity

GCP remains committed to maintaining a disciplined approach to capital allocation and preserving the Company's strong balance sheet. GCP's cash balance at the end of the second quarter of 2021 was $488.9 million. GCP has access to additional liquidity in the form of a $350.0 million revolving credit facility maturing in 2023, along with other non-US credit facilities, which brings total liquidity sources to approximately $876.1 million as of June 30, 2021, and which should enable GCP to weather any effects from the COVID-19 pandemic and invest in the business.

Revisions of Previously Issued Consolidated Financial Statements

In connection with the preparation of the consolidated financial statements for the year ended December 31, 2020, the Company identified expense accrual and other adjustments in its previously filed unaudited quarterly consolidated financial statements for the first three quarterly periods of 2020. Please refer to the Quarterly Report on Form 10-Q for the six months ended June 30, 2021 to be filed with the United States Securities and Exchange Commission for more information.

Second Quarter 2021 Results Conference Call

GCP has scheduled a conference call at 10:00 a.m. ET today to review its second quarter 2021 results. The conference call can be heard live through a link on the GCP website, by visiting the “Events and Presentations” section at investor.gcpat.com. The call may also be accessed by dialing +1 (844) 887-9408 domestically, or +1 (412) 317-9261 internationally. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call’s start time. In addition, GCP’s slides for the second quarter 2021 can be found on the Company’s website.

A replay of the conference call will be available until August 12, 2021, by dialing +1 (877) 344-7529 domestically, or +1 (412) 317-0088 internationally and then entering conference ID# 10158842. A webcast replay will also be available in the “Events and Presentations” section of the Company’s website for approximately three months.

Contact

Investors Relations
William I. Kent, IRC
Vice President, Investor Relations
T +1 (617) 498-4344
investors@gcpat.com

About GCP Applied Technologies
GCP Applied Technologies (NYSE: GCP) is a leading global provider of construction products technologies that include admixtures and additives for concrete and cement, the Verifi® in-transit concrete management system, high-performance waterproofing products, and specialty construction products. GCP products have been used to build some of the world’s most renowned structures.

For more information, visit GCP's website at www.gcpat.com.

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; the potential impacts of global supply chain disruptions, increased cost inflation and potential price increases; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect, including, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus ("COVID-19") pandemic; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K for the year ended December 31, 2020 as well as GCP’s subsequent filings and quarterly reports and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2021	2020	2021	2020
Net sales	$253.4	$195.4	$476.2	$412.1
Cost of goods sold	160.3	118.0	296.6	251.9
Gross profit	93.1	77.4	179.6	160.2
Selling, general and administrative expenses	64.2	66.0	130.8	134.1
Research and development expenses	4.3	3.7	8.8	8.6
Interest expense and related financing costs	5.6	5.0	11.2	10.7
Repositioning expenses	0.5	1.0	1.8	3.7
Restructuring expenses and asset write offs	6.5	0.4	14.1	3.5
Other income, net	(5.5)	(2.7)	(7.2)	(4.9)
Total costs and expenses	75.6	73.4	159.5	155.7
Income from continuing operations before income taxes	17.5	4.0	20.1	4.5
Provision for income taxes	(7.0)	(4.6)	(8.0)	(3.0)
Income (loss) from continuing operations	10.5	(0.6)	12.1	1.5
Loss from discontinued operations, net of income taxes	(0.2)	—	(0.2)	(0.3)
Net income (loss)	10.3	(0.6)	11.9	1.2
Less: Net income attributable to noncontrolling interests	(0.1)	(0.1)	(0.2)	(0.2)
Net income (loss) attributable to GCP shareholders	$10.2	$(0.7)	$11.7	$1.0
Amounts Attributable to GCP Shareholders:
Income (loss) from continuing operations attributable to GCP shareholders	10.4	(0.7)	11.9	1.3
Loss from discontinued operations, net of income taxes	(0.2)	—	(0.2)	(0.3)
Net income (loss) attributable to GCP shareholders	$10.2	$(0.7)	$11.7	$1.0
Earnings (Loss) Per Share Attributable to GCP Shareholders
Basic earnings (loss) per share:(2)
Income (loss) from continuing operations attributable to GCP shareholders	$0.14	$(0.01)	$0.16	$0.02
Loss from discontinued operations, net of income taxes	$—	$—	$—	$—
Net income attributable to GCP shareholders(1)	$0.14	$(0.01)	$0.16	$0.01
Weighted average number of basic shares	73.4	72.9	73.2	72.9
Diluted earnings (loss) per share:(2)
Income (loss) from continuing operations attributable to GCP shareholders	$0.14	$(0.01)	$0.16	$0.02
Loss from discontinued operations, net of income taxes	$—	$—	$—	$—
Net income attributable to GCP shareholders(1)	$0.14	$(0.01)	$0.16	$0.01
Weighted average number of diluted shares	73.5	72.9	73.4	73.0
______________________________
(1)Amounts may not sum due to rounding.
(2)Dilutive effect only applicable to the periods during which GCP generated net income from continuing operations.

GCP Applied Technologies Inc.
Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	June 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$488.9	$482.7
Trade accounts receivable, net of allowance for credit losses of $6.2 million and $7.0 million, respectively	167.7	169.4
Inventories, net	128.3	98.4
Other current assets	46.3	41.2
Total Current Assets	831.2	791.7
Properties and equipment, net	216.8	225.6
Operating lease right-of-use assets	35.1	40.0
Goodwill	214.5	215.0
Technology and other intangible assets, net	66.6	70.9
Deferred income taxes	11.2	9.6
Overfunded defined benefit pension plans	30.4	29.7
Other assets	33.4	35.1
Total Assets	$1,439.2	$1,417.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Debt payable within one year	$2.4	$2.8
Operating lease obligations payable within one year	7.2	8.0
Accounts payable	107.4	87.8
Other current liabilities	116.7	125.8
Total Current Liabilities	233.7	224.4
Debt payable after one year	348.9	348.9
Income taxes payable	23.2	28.4
Deferred income taxes	16.7	14.9
Operating lease obligations	24.7	26.2
Unrecognized tax benefits	41.1	41.0
Underfunded and unfunded defined benefit pension plans	64.4	62.9
Other liabilities	16.8	16.8
Total Liabilities	769.5	763.5
Commitments and Contingencies
Stockholders' Equity
Preferred stock, par value $0.01; 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 73,482,394 and 73,082,066, respectively	0.7	0.7
Paid-in capital	70.2	61.9
Accumulated earnings	722.0	710.3
Accumulated other comprehensive loss	(113.5)	(110.5)
Treasury stock	(12.3)	(10.7)
Total GCP's Shareholders' Equity	667.1	651.7
Noncontrolling interests	2.6	2.4
Total Stockholders' Equity	669.7	654.1
Total Liabilities and Stockholders' Equity	$1,439.2	$1,417.6

GCP Applied Technologies Inc.
Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
(In millions)	2021	2020
OPERATING ACTIVITIES
Net income	$11.9	$1.2
Less: Loss from discontinued operations	(0.2)	(0.3)
Income from continuing operations	12.1	1.5
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	22.4	22.7
Amortization of debt discount and financing costs	0.8	0.7
Stock-based compensation expense	2.5	2.3
Unrealized (gain) loss on foreign currency	(2.1)	1.6
Deferred income taxes	(1.6)	(5.4)
Loss on disposal of property and equipment	1.5	0.1
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	0.4	30.3
Inventories	(30.7)	(5.1)
Accounts payable	20.3	(13.5)
Pension assets and liabilities, net	1.8	1.6
Other assets and liabilities, net	(6.4)	(16.9)
Net cash provided by operating activities from continuing operations	21.0	19.9
Net cash used in operating activities from discontinued operations	(0.2)	(2.3)
Net cash provided by operating activities	20.8	17.6
INVESTING ACTIVITIES
Capital expenditures	(14.9)	(18.8)
Other investing activities	0.1	0.4
Net cash used in investing activities from continuing operations	(14.8)	(18.4)
FINANCING ACTIVITIES
Repayments under credit arrangements	(0.3)	—
Payments on finance lease obligations	(0.3)	(0.4)
Payments of tax withholding obligations related to employee equity awards	(1.6)	(0.3)
Proceeds from exercise of stock options	4.3	0.7
Payments of dividends to noncontrolling interests	—	(0.4)
Net cash provided by (used in) financing activities from continuing operations	2.1	(0.4)
Effect of currency exchange rate changes on cash and cash equivalents	(1.9)	(5.6)
Increase (decrease) in cash and cash equivalents	6.2	(6.8)
Cash and cash equivalents, beginning of period	482.7	325.0
Cash and cash equivalents, end of period	$488.9	$318.2
Supplemental disclosure of non-cash investing activities:
Property and equipment purchases unpaid and included in accounts payable	$5.5	$5.3

Analysis of Operations
The Company has set forth in the tables below GCP's key operating statistics with percentage changes for the three months ended June 30, 2021 and 2020.
Segment operating margin is defined as segment operating income divided by segment net sales. It represents an operating performance measure related to ongoing earnings and trends in GCP operating segments that are engaged in revenue generation and other core business activities. The Company uses this metric to allocate resources between the segments and assess its strategic and operating decisions related to core operations of its business.
Non-GAAP Financial Measures
In this press release, the Company refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses U.S. GAAP and non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes since non-GAAP measures provide additional transparency to GCP's core operations. These non-GAAP financial measures do not purport to represent income or liquidity measures as defined under U.S. GAAP, and should not be considered as alternatives to such measures as an indicator of GCP's performance. Investors should review the reconciliation of GCP’s non-GAAP financial measures to the comparable U.S. GAAP financial measures and should not rely on any single financial measure to evaluate GCP’s business.

In the tables below, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Net Sales Constant Currency - is defined as current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.

•Adjusted EBIT - is defined as net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses, and asset write offs; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; (xii) shareholder activism and other related costs; (xiii) gain on sale of corporate headquarters, net of related costs; and (xiv) certain other items that are not representative of underlying trends. Adjusted EBIT Margin is defined as Adjusted EBIT divided by net sales. GCP uses Adjusted EBIT to assess and measure its operating performance and determine performance-based employee compensation. The Company uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter and year-over-year comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of its strategic and operating decisions.

•Adjusted EBITDA - is defined as Adjusted EBIT adjusted for depreciation and amortization. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.

•Adjusted Earnings Per Share - is defined as earnings per share ("EPS") from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset write offs; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) shareholder activism and other related costs; (xi) certain discrete tax items; (xii) gain on sale of corporate headquarters, net of related costs; and (xiii) certain other items that are not representative of underlying trends. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation.

•Adjusted Gross Profit - is defined as gross profit adjusted for: (i) corporate and pension-related costs included in cost of goods sold; (ii) loss in Venezuela included in cost of goods sold; (iii) amortization of acquired inventory fair value adjustment; and (iv) certain other items that are not representative of underlying trends. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. GCP uses this performance measure to understand trends and changes and to make business decisions regarding core operations.

•Adjusted Free Cash Flow - is defined as net cash provided by or used in operating activities minus capital expenditures plus: (i) cash paid for restructuring and repositioning, third party and other acquisition-related costs, costs related to legacy product, environmental and other claims, as well as certain other items that are not representative of underlying trends, net of related cash taxes; (ii) capital expenditures related to repositioning; and (iii) accelerated payments under defined benefit pension arrangements. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.

Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Gross Profit and Adjusted Gross Margin do not purport to represent income measures as defined in accordance with U.S. GAAP. These measures are provided to investors and others to improve the quarter-to-quarter, year-to-year, and peer-to-peer comparability of the Company's financial results and to ensure that investors understand the information it uses to evaluate the performance of its businesses.

Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities which historically have been a material component of the Company's net income (loss) from continuing operations attributable to GCP shareholders. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. The Company's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of the Company costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) measured in accordance with U.S. GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured in accordance with U.S. GAAP for a complete understanding of its results of operations.

The Company does not provide U.S. GAAP financial information on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

GCP Applied Technologies Inc.
Analysis of Operations (unaudited)

Analysis of Operations (In millions, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Net sales:
Specialty Construction Chemicals	$144.6	$115.9	24.8%	$268.5	$241.3	11.3%
Specialty Building Materials	108.8	79.5	36.9%	207.7	170.8	21.6%
Total GCP net sales	$253.4	$195.4	29.7%	$476.2	$412.1	15.6%
Net sales by region:
North America	$132.1	$112.3	17.6%	$250.2	$231.5	8.1%
Europe Middle East Africa (EMEA)	54.1	34.6	56.4%	98.7	78.9	25.1%
Asia Pacific	52.6	39.7	32.5%	99.3	80.0	24.1%
Latin America	14.6	8.8	65.9%	28.0	21.7	29.0%
Total net sales by region	$253.4	$195.4	29.7%	$476.2	$412.1	15.6%
Net Sales Constant Currency:
Specialty Construction Chemicals	$139.7	$115.9	20.5%	$144.6	$241.3	(40.1)%
Specialty Building Materials	105.1	79.5	32.2%	108.8	170.8	(36.3)%
Total GCP Net Sales Constant Currency (non-GAAP)	$244.8	$195.4	25.3%	$253.4	$412.1	(38.5)%
Profitability performance measures:
Adjusted EBIT (A):
Specialty Construction Chemicals segment operating income	$15.3	$10.0	53.0%	$21.4	$18.5	15.7%
Specialty Building Materials segment operating income	19.9	11.6	71.6%	39.3	25.7	52.9%
Corporate costs (B)	(6.8)	(6.3)	7.9%	(14.0)	(12.2)	14.8%
Certain pension costs (C)	(1.5)	(1.3)	15.4%	(2.9)	(2.6)	11.5%
Adjusted EBIT (non-GAAP)	$26.9	$14.0	92.1%	$43.8	29.4	49.0%
Repositioning expenses	(0.5)	(1.0)	(50.0)%	(1.8)	(3.7)	(51.4)%
Restructuring expenses and asset write offs	(6.5)	(0.4)	NM	(14.1)	(3.5)	NM
Gain on Brazil tax recoveries (E)	3.3	—	100.0%	3.3	—	100.0%
Shareholder activism and other related costs (D)	—	(3.8)	100.0%	—	(7.4)	100.0%
Third-party and other acquisition-related costs	(0.4)	(0.2)	100.0%	(0.5)	(0.7)	(28.6)%
Interest expense, net	(5.4)	(4.7)	14.9%	(10.8)	(9.8)	10.2%
Provision for income taxes	(7.0)	(4.6)	52.2%	(8.0)	(3.0)	NM
Income (loss) from continuing operations attributable to GCP shareholders	$10.4	$(0.7)	NM	$11.9	$1.3	NM
Income (loss) from continuing operations attributable to GCP shareholders as a percentage of net sales	4.1%	(0.4)%	450 bps	2.5%	0.3%	220 bps
Diluted EPS from continuing operations (U.S. GAAP)	$0.14	$(0.01)	NM	$0.16	$0.02	NM
Adjusted EPS (non-GAAP)	$0.22	$0.10	NM	$0.33	$0.20	65.0%

GCP Applied Technologies Inc.
Analysis of Operations (unaudited) (continued)

Analysis of Operations (In millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$52.2	$45.7	14.2%	$97.6	$93.3	4.6%
Specialty Building Materials	41.4	32.2	28.6%	82.8	67.8	22.1%
Adjusted Gross Profit (non-GAAP)	$93.6	$77.9	20.2%	$180.4	$161.1	12.0%
Corporate costs and pension costs in cost of goods sold (C)	(0.5)	(0.5)	—%	(0.8)	(0.9)	(11.1)%
Total GCP Gross Profit (U.S. GAAP)	$93.1	$77.4	20.3%	$179.6	$160.2	12.1%
Gross Margin:
Specialty Construction Chemicals	36.1%	39.4%	(330) bps	36.4%	38.7%	(230) bps
Specialty Building Materials	38.1%	40.5%	(240) bps	39.9%	39.7%	20 bps
Adjusted Gross Margin (non-GAAP)	36.9%	39.9%	(300) bps	37.9%	39.1%	(120) bps
Corporate costs and pension costs in cost of goods sold	(0.2)%	(0.3)%	10 bps	(0.2)%	(0.2)%	— bps
Total GCP Gross Margin (U.S. GAAP)	36.7%	39.6%	(290) bps	37.7%	38.9%	(120) bps
Adjusted EBIT (A)(B)(C):
Specialty Construction Chemicals segment operating income	$15.3	$10.0	53.0%	$21.4	$18.5	15.7%
Specialty Building Materials segment operating income	19.9	11.6	71.6%	39.3	25.7	52.9%
Corporate and certain pension costs	(8.3)	(7.6)	9.2%	(16.9)	(14.8)	14.2%
Total GCP Adjusted EBIT (non-GAAP)	$26.9	$14.0	92.1%	$43.8	$29.4	49.0%
Depreciation and amortization:
Specialty Construction Chemicals	$6.8	$6.8	—%	$13.7	$13.2	3.8%
Specialty Building Materials	3.8	3.6	5.6%	7.6	7.2	5.6%
Corporate	0.5	1.3	(61.5)%	1.1	2.3	(52.2)%
Total GCP depreciation and amortization	$11.1	$11.7	(5.1)%	$22.4	$22.7	(1.3)%
Adjusted EBITDA:
Specialty Construction Chemicals	$22.1	$16.8	31.5%	$35.1	$31.7	10.7%
Specialty Building Materials	23.7	15.2	55.9%	46.9	32.9	42.6%
Corporate and certain pension costs	(7.8)	(6.3)	23.8%	(15.8)	(12.5)	26.4%
Total GCP Adjusted EBITDA (non-GAAP)	$38.0	$25.7	47.9%	$66.2	$52.1	27.1%
Adjusted EBIT Margin:
Specialty Construction Chemicals	10.6%	8.6%	200 bps	8.0%	7.7%	30 bps
Specialty Building Materials	18.3%	14.6%	370 bps	18.9%	15.0%	390 bps
Total GCP Adjusted EBIT Margin (non-GAAP)	10.6%	7.2%	340 bps	9.2%	7.1%	210 bps
Adjusted EBITDA Margin:
Specialty Construction Chemicals	15.3%	14.5%	80 bps	13.1%	13.1%	— bps
Specialty Building Materials	21.8%	19.1%	270 bps	22.6%	19.3%	330 bps
Total GCP Adjusted EBITDA Margin (non-GAAP)	15.0%	13.2%	180 bps	13.9%	12.6%	130 bps

(A)GCP segment operating income includes only its share of income of consolidated joint ventures.
(B)Management allocates certain corporate costs to each operating segment to the extent such costs are directly attributable to the segments.
(C)Certain pension costs include only ongoing costs, recognized quarterly, which include service and interest costs, expected returns on plan assets and amortization of prior service costs/credits. “Corporate costs and pension costs in cost of goods sold" represent service costs related to GCP manufacturing employees. Corporate costs do not include any amounts for pension expense. Other pension-related costs, including annual mark-to-market adjustments, gains or losses from curtailments and terminations, as well as other related costs, are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of GCP businesses and significantly affect the peer-to-peer and period-to-period comparability of its financial results. Mark-to-market adjustments and other related costs are primarily attributable to changes in financial market values and actuarial assumptions and are not directly related to the operation of GCP businesses.
(D)Shareholder activism and other related costs consist primarily of professional fees incurred in connection with the actions by certain of GCP shareholders seeking changes in the composition of our Board of Directors and nomination of candidates to stand for election at the 2020 Annual Shareholders' Meeting, as well as other related matters.
(E)Gain on Brazil tax recoveries, net relate to a favorable court decision granting GCP the right to recover $3.3 million of state value-added tax. Refer to Note 10 for additional information.
bps    Basis points, defined as one hundredth of one percent.
NM    Not meaningful.

GCP Applied Technologies Inc.
Analysis of Operations (unaudited) (continued)

(In millions)	Six Months Ended June 30,
	2021	2020
Cash flow measure:
Net cash provided by operating activities from continuing operations	$21.0	$19.9
Capital expenditures	(14.9)	(18.8)
Cash paid for repositioning	2.3	8.5
Cash paid for restructuring	12.3	2.0
Cash paid for third-party and other acquisition-related costs	0.2	0.5
Capital expenditures related to repositioning	0.2	2.6
Cash paid for shareholder activism and other related costs (1)	—	8.0
Cash taxes related to repositioning, restructuring, third-party and other acquisition-related costs, shareholder activism and other related costs	(1.7)	(4.7)
Adjusted Free Cash Flow (non-GAAP)	$19.4	$18.0
___________________________________________________________________________________________________________________
(1)Shareholder activism and other related costs consist primarily of professional fees incurred in connection with the actions by certain of GCP shareholders seeking changes in the composition of its Board of Directors and nomination of candidates to stand for election at the 2020 Annual Shareholders' Meeting, as well as other related matters.

GCP Applied Technologies Inc.
Adjusted Earnings Per Share (unaudited)

	Three Months Ended June 30,
	2021				2020
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (U.S. GAAP)				$0.14				$(0.01)
Repositioning expenses	$0.5	$0.2	$0.3	—	$1.0	$0.2	$0.8	0.01
Restructuring expenses and asset write offs	6.5	1.4	5.1	0.07	0.4	0.1	0.3	—
Gain on Brazil tax recoveries	(3.3)	(1.1)	(2.2)	(0.03)	—	—	—	—
Shareholder activism and other related costs	—	—	—	—	3.8	1.0	2.8	0.04
Third-party and other acquisition-related costs	0.4	—	0.4	0.02	0.2	—	0.2	—
Discrete tax and other items, including adjustments to uncertain tax positions	—	(1.1)	1.1	0.02	—	(3.6)	3.6	0.06
Adjusted EPS (non-GAAP)				$0.22				$0.10

	Six Months Ended June 30, 2021
	2021				2020
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (U.S. GAAP)				$0.16				$0.02
Repositioning expenses	1.8	0.5	1.3	0.02	3.7	0.9	2.8	0.04
Restructuring expenses and asset write offs	14.1	3.4	10.7	0.15	3.5	0.9	2.6	0.04
Gain on Brazil tax recoveries	(3.3)	(1.1)	(2.2)	(0.03)	—	—	—	—
Shareholder activism and other related costs	—	—	—	—	7.4	1.9	5.5	0.08
Third-party and other acquisition-related costs	0.5	—	0.5	0.01	0.7	0.2	0.5	0.01
Discrete tax and other items, including adjustments to uncertain tax positions	—	(1.4)	1.4	0.02	—	(1.0)	1.0	0.01
Adjusted EPS (non-GAAP)				$0.33				$0.20